                                                                      EXHIBIT 99


                            [AVNET, INC. letterhead]


PRESS RELEASE



                                JANUARY 26, 2000

                    AVNET REPORTS SECOND QUARTER RESULTS AND
                  SUCCESSFUL INTEGRATION OF MARSHALL INDUSTRIES

Phoenix, Arizona -- Avnet, Inc. (NYSE:AVT) reported results today for its second quarter and first half ended December 31, 1999 which included the impact of its October 20, 1999 acquisition of Marshall Industries, the largest acquisition in the history of the electronic components distribution industry. Net income, excluding special charges described below was $32.7 million, or $0.79 per share on a diluted basis, in the second quarter of fiscal 2000 as compared with $26.5 million, or $0.74 per share on a diluted basis, in last year's second quarter. Sales for the second quarter of fiscal 2000 were a record $2.10 billion, up 38% as compared with sales of $1.53 billion in the second quarter of last year. Including the special charges referred to below, the current year's second quarter net income was $15.1 million, or $0.37 per share on a diluted basis.

For the first half of fiscal 2000, Avnet reported net income, excluding special charges, of $58.8 million, or $1.53 per share on a diluted basis, as compared with net income, excluding special charges, of $57.9 million, or $1.59 per share on a diluted basis, in the first half of last year. Sales for the first half of the current fiscal year were $3.76 billion as compared with $3.11 billion in the first half of last year.

Included in the Company's current year second quarter results are $28.0 million pre-tax ($17.7 million included in operating expenses and $10.3 included in cost of sales) and $17.6 million after-tax, or $0.42 per share on a diluted basis, of incremental special charges associated with the integration of Marshall Industries ($18.4 million pre-tax), the reorganization of the Company's Electronics Marketing Asian operations ($5.4 million pre-tax), and costs related to the consolidation of the Company's Electronics Marketing European warehousing operations and costs incurred in connection with its lawsuit against Wyle Laboratories, Inc. ($4.2 million pre-tax). The charges related to the integration of Marshall Industries and the reorganization of the Asian operations include severance, inventory reserves required related to supplier terminations, real property lease terminations, employee and facility relocation costs, special incentive payments and other items.

The results for the first half of fiscal 2000 also include $6.1 million pre-tax (included in operating expenses), $4.0 million after-tax and $0.11 per share on a diluted basis of incremental special charges recorded in the first quarter associated with the reorganization of the Company's Electronics Marketing European operations consisting primarily of costs related to the consolidation of warehousing operations. These charges were for severance, adjustment of the carrying value of fixed assets, real property lease terminations and other items. Including the special charges referred to above, the first half of fiscal 2000 net income and diluted earnings per share were $37.3 million and $0.97, respectively. Diluted earnings per share for the first half of fiscal 2000 is less by $0.03 than the sum of the applicable amounts for the first and second quarters due to the effect of the issuance of shares in connection with the acquisition of Marshall Industries and the amount of the special items.

The comparative first half of fiscal 1999 results mentioned above do not include $26.5 million pre-tax, $15.7 million after-tax and $0.43 per share on a diluted basis of incremental special charges recorded in the first quarter associated principally with the reorganization of the Company's Electronics Marketing European operations. Approximately $18.6 million of the pre-tax charge was included in operating expenses and $7.9 million was included in cost of sales. These charges included severance, inventory reserves required related to supplier terminations and other items. Including these charges, the first half of fiscal 1999 net income and diluted earnings per share were $42.2 million and $1.16, respectively.

Roy Vallee, Avnet's Chairman and CEO, stated that excluding the impact of acquisitions and divestitures, second quarter fiscal 2000 sales were approximately 9% higher than a year ago, and up roughly 2% on a sequential quarterly basis. He further stated that with the acquisition of Marshall Industries, Avnet has regained the number one position in the strategically important North American electronic components distribution market. Mr. Vallee went on to say that he was pleased by the rapid and highly successful integration of Marshall which included the full merger of computer systems and sales forces within forty-five days following the acquisition. He further added that the successful integration of Marshall and the other cost savings actions taken in connection with the reorganization of Electronics Marketing has resulted in sequential operating margin improvement and the lowest ratio of operating expenses to sales in the Company's history.

Sales for Electronics Marketing ("EM") in the second quarter of fiscal 2000 were a record $1.51 billion as compared with $1.15 billion in last year's second quarter and $1.23 billion in the first quarter of fiscal 2000. EM's operating income, excluding special charges and before allocation of corporate headquarters' expenses, was $74.6 million as compared with $61.5 million and $59.3 million in the second quarter of last year and the first quarter of the current year, respectively. On a pro forma basis, EM's sales (excluding the impact of acquisitions, divestitures and Avnet Applied Computing which was separated into its own group) were up approximately 16% and 1% as compared with the second quarter of last year and the first quarter of the current year.



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
The Computer Marketing Group's ("CMG") sales in the second quarter of fiscal 2000 were $459.5 million, up approximately 23% as compared with $375.0 million in last year's second quarter and up approximately 7% as compared with sales of $428.3 in the first quarter of fiscal 2000. CMG's operating income before the allocation of corporate headquarters' expenses was $8.5 million in the current year's second quarter as compared with $9.5 million and $8.6 million in the second quarter of last year and the first quarter of the current fiscal year, respectively.

Avnet Applied Computing ("AAC"), which was successfully launched by combining certain segments from EM's and CMG's operations, started operating in North America as of the beginning of the second quarter of fiscal 2000 and will begin operating in Europe and Asia by the end of the current fiscal year. AAC's sales and operating income (North America only) were $136.4 million and $4.2 million, respectively, in the second quarter of fiscal 2000. AAC sales for Europe and Asia in the second quarter of fiscal 2000, which were included in EM's sales indicated above, were approximately $132.3 million and $9.2 million, respectively, making AAC's global sales approximately $277.9 million.

Phoenix, Arizona-based Avnet, Inc., a Fortune 300 company with annual sales exceeding $6.4 billion ($9.0 billion pro forma including acquisitions), is one of the world's largest distributors of semiconductor, interconnect, passive and electromechanical components and computer products from the industry's leading manufacturers. Serving customers in 60 countries, Avnet markets, inventories and adds value to these products and provides world-class supply-chain integration, engineering design and technical services. The Company's Web site is located at www.avnet.com.




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
                                   AVNET, INC.
                        (MILLIONS EXCEPT PER SHARE DATA)


INCLUDING SPECIAL ITEMS (1)                SECOND QUARTERS ENDED

                              DECEMBER 31,        JANUARY 1,
                                1999(1)              1999           % CHANGE
                              -----------         ----------        ---------

Sales                         $2,102.8            $1,526.9          +  38%

Income before income taxes        28.4                45.9          -  38%

Net income                        15.1                26.5          -  43%

Earnings per share:
  Basic                           $0.37               $0.74         -  50%
  Diluted                         $0.37               $0.74         -  50%


EXCLUDING SPECIAL ITEMS(1)              SECOND QUARTERS ENDED

                              DECEMBER 31,        JANUARY 1,
                                1999(1)              1999           % CHANGE
                              -----------         ----------        ---------

Sales                         $2,102.8            $1,526.9          +  38%

Income before income taxes        56.5                45.9          +  23%

Net income                        32.7                26.5          +  23%

Earnings per share:
  Basic                           $0.80               $0.74         +   8%
  Diluted                         $0.79               $0.74         +   7%

 (1) Fiscal 2000 second quarter results include the impact of incremental special charges associated with the integration of Marshall Industries, the reorganization of the Company's Electronics Marketing Asian operations, costs related to the consolidation of the Company's Electronics Marketing European warehousing operations and costs incurred in connection with its lawsuit against Wyle Laboratories, Inc. amounting to $28.0 million pre-tax, $17.6 million after-tax and $0.42 per share on a diluted basis.

                                  AVNET, INC.
                        (MILLIONS EXCEPT PER SHARE DATA)

INCLUDING SPECIAL ITEMS(1)(2)          FIRST HALVES ENDED
                                       ------------------
                                 DECEMBER 31,       JANUARY 1,
                                   1999(1)            1999(2)           % CHANGE
                                 ------------       ----------          --------
Sales                              $3,757.1          $3,108.5             +21%

Income before income taxes             67.8              74.6              -9%

Net income                             37.3              42.2             -12%

Earnings per share:
     Basic                         $   0.98          $   1.17             -16%
     Diluted                       $   0.97          $   1.16             -16%

EXCLUDING SPECIAL ITEMS(1)(2)          FIRST HALVES ENDED
                                       ------------------
                                 DECEMBER 31,       JANUARY 1,
                                   1999(1)            1999(2)           % CHANGE
                                 ------------       ----------          --------
Sales                              $3,757.1          $3,108.5             +21%

Income before income taxes            102.0             101.1              +1%

Net income                             58.8              57.9              +2%

Earnings per share:
     Basic                         $   1.54          $   1.60              -4%
     Diluted                       $   1.53          $   1.59              -4%


(1) Fiscal 2000 first half results include the second quarter special charges referred to in note 1 on page 3 and first quarter special charges associated with the reorganization of the Company's Electronics Marketing European operations amounting to $6.1 million pre-tax, $4.0 million after-tax and $0.11 per share on a diluted basis. The total special charges for the first half of fiscal 2000 amounted to $34.1 million pre-tax, $21.6 million after-tax and $0.53 per share on a diluted basis.

(2) Fiscal 1999 first half special items consist of the impact of incremental special charges (recorded in the first quarter) associated with the reorganization of the Company's Electronics Marketing Group amounting to $26.5 million pre-tax, $15.7 million after-tax and $0.43 per share on a diluted basis.

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
                                  AVNET, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                       (THOUSANDS EXCEPT PER SHARE DATA)

                                            SECOND QUARTERS ENDED
                                         --------------------------

                                         DECEMBER 31,    JANUARY 1,
                                           1999(1)          1999
                                         ------------   -----------

Sales                                    $2,102,771       $1,526,902
Cost of sales                             1,820,102        1,298,112
                                         ----------       ----------
Gross profit                                282,669          228,790

Operating expenses                          238,509          170,614
                                         ----------       ----------

Operating income                             44,160           58,176
Other income, net                             2,007              753
Interest expense                            (17,734)         (13,021)
                                         ----------       ----------

Income before income taxes                   28,433           45,908

Income taxes                                 13,301           19,374
                                         ----------       ----------
Net income                               $   15,132       $   26,534
                                         ==========       ==========

Earnings per share:
      Basic                              $     0.37       $     0.74
                                         ==========       ==========
      Diluted                            $     0.37       $     0.74
                                         ==========       ==========


Shares used to compute
     earnings per share:
     Basic                                   41,117           35,629
                                         ==========       ==========
     Diluted                                 41,415           36,004
                                         ==========       ==========


(1) Fiscal 2000 second quarter results include the impact of incremental special charges associated with the integration of Marshall Industries, the reorganization of the Company's Electronics Marketing Asian operations, costs related to the consolidation of the Company's Electronics Marketing European warehousing operations and costs incurred in connection with its law suit against Wyle Laboratories, Inc. amounting to $28.0 million pre-tax, $17.6 million after-tax and $0.42 per share on a diluted basis.


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
                                  AVNET, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                       (THOUSANDS EXCEPT PER SHARE DATA)

                                                     FIRST HALVES ENDED
                                                     ------------------
                                            DECEMBER 31,             JANUARY 1,
                                              1999(1)                  1999(2)
                                            ------------             ----------
Sales                                       $3,757,094               $3,108,505
Cost of sales                                3,243,622                2,647,805
                                            ------------             ----------
Gross profit                                   513,472                  460,700

Operating expenses                             420,869                  361,398
                                            ------------             ----------
Operating income                                92,603                   99,302
Other income, net                                2,820                    1,446
Interest expense                               (27,600)                 (26,169)
                                            ------------             ----------
Income before income taxes                      67,823                   74,579

Income taxes                                    30,545                   32,387
                                            ------------             ----------
Net income                                  $   37,278               $   42,192
                                            ============             ==========

Earnings per share:
     Basic                                  $     0.98               $     1.17
                                            ============             ==========
     Diluted                                $     0.97               $     1.16
                                            ============             ==========

Shares used to compute earnings per share:
     Basic                                      38,158                   36,029
                                            ============             ==========
     Diluted                                    38,410                   36,480
                                            ============             ==========

(1) Fiscal 2000 first half results include the second quarter special charges referred to in note 1 on page 5 and first quarter special charges associated with the reorganization of the Company's Electronics Marketing European operations amounting to $6.1 million pre-tax, $4.0 million after-tax and $0.11 per share on a diluted basis. The total special charges for the first half of fiscal 2000 amounted to $34.1 million pre-tax, $21.6 million after-tax and $0.53 per share on a diluted basis.

(2) Fiscal 1999 first half special items consist of the impact of incremental special charges (recorded in the first quarter) associated with the reorganization of the Company's Electronics Marketing Group amounting to $26.5 million pre-tax, $15.7 million after-tax and $0.43 per share on a diluted basis.

                          CONSOLIDATED BALANCE SHEETS
                                  (THOUSANDS)

                                                   DECEMBER 31,     JULY 2,
                                                      1999           1999
                                                  ------------    ----------
Assets:
  Current assets:
    Cash and cash equivalents                        $71,529       $311,982
    Receivables                                    1,398,341        960,639
    Inventories                                    1,624,726        997,247
    Other                                             84,355         43,455
                                                  ----------     ----------
      Total current assets                         3,178,951      2,313,323
  Property, plant & equipment                        264,168        194,012
  Goodwill                                           762,542        385,648
  Other assets                                       186,777         91,714
                                                  ----------     ----------
      Total assets                                 4,392,438      2,984,697
                                                  ----------     ----------
Less liabilities:
  Current liabilities:
    Borrowings due within one year                   617,103            288
    Accounts payable                                 742,994        480,377
    Accrued expenses and other                       232,033        315,198
                                                  ----------     ----------
      Total current liabilities                    1,592,130        795,863
  Long-term debt, less due within one year         1,069,202        791,226
                                                  ----------     ----------
      Total liabilities                            2,661,332      1,587,089
                                                  ----------     ----------
Shareholders' equity                              $1,731,106     $1,397,608
                                                  ==========     ==========

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